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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement, dated March 18, 1997, to the Prospectus filed in the Registration Statement (Form S-3, No. 33-62537) of Jones Intercable, Inc. ("Jones"), and to the incorporation by reference therein of our report dated May 2, 1996, with respect to the financial statements of Warner Cable Communications (Fairfax County, Virginia) as of December 31, 1995, and for the year then ended, included in Jones' Current Report on Form 8-K dated May 14, 1996, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             Ernst & Young LLP

Denver, Colorado
March 18, 1997